EXHIBIT 99.2

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma consolidated financial statements has been prepared to provide pro forma information with regard to the real estate property acquisition described below. The unaudited pro forma consolidated financial statement should be read in conjunction with the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) of Ares Industrial Real Estate Income Trust Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2022.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2021, combines the Company’s historical operations with the operations of the real estate properties described below, as if the acquisition of those properties had occurred as of January 1, 2021. An unaudited pro forma consolidated balance sheet is not presented because the real estate property acquisition described below occurred prior to December 31, 2021 and was reflected in the Company’s audited consolidated balance sheet as of December 31, 2021.

On July 14, 2021, the Company, through an indirect wholly-owned subsidiary, acquired a 100% fee interest in 48 industrial buildings totaling approximately 8.3 million square feet on approximately 480.7 acres (the “Key Logistics Portfolio”). The Key Logistics Portfolio is located in 13 geographic markets throughout the United States and was 98.6% occupied by 84 customers with a weighted-average lease term (based on square feet) of approximately 3.2 years as of December 31, 2021. The total purchase price was $920.0 million, subject to customary prorations. The sellers of the Key Logistics Portfolio are not affiliated with the Company or its affiliates. The Company funded the acquisition using proceeds from the Company’s public offering and funds from its credit facility and term loans.

The unaudited pro forma consolidated financial statement has been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the acquired real estate properties, and certain purchase accounting entries of the acquired real estate properties. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition of the Key Logistics Portfolio had been completed as of January 1, 2021, nor do they purport to represent our future financial results. The accompanying unaudited pro forma consolidated financial statement does not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

	Company			Pro Forma		Consolidated
(in thousands)	Historical (1)	Acquisitions		Adjustments		Pro Forma
Revenues:
Rental revenues	$177,069	$26,243	(2)	$1,592	(4)	$204,904
Total revenues	177,069	26,243		1,592		204,904
Operating expenses:
Rental expenses	42,719	6,818	(3)	—		49,537
Real estate-related depreciation and amortization	112,201	—		25,653	(5)	137,854
General and administrative expenses	8,886	—		—		8,886
Advisory fees	28,558	—		5,390	(6)	33,948
Performance participation allocation	81,185	—		—		81,185
Acquisition costs and reimbursements	3,735	—		—		3,735
Total operating expenses	277,284	6,818		31,043		315,145
Other (income) expenses:
Equity in income from unconsolidated joint venture partnerships	(54,296)	—		—		(54,296)
Interest expense	30,463	—		4,609	(7)	35,072
Other income	(555)	—		—		(555)
Net expenses	252,896	6,818		35,652		295,366
Net (loss) income	(75,827)	19,425		(34,060)		(90,462)
Net loss attributable to noncontrolling interests	498	—		—		498
Net income attributable to noncontrolling interests	(20)	—		—		(20)
Net (loss) income attributable to common stockholders	$(75,349)	$19,425		$(34,060)		$(89,984)
Weighted-average shares outstanding	201,169					201,169	(8)
Net loss per common share - basic and diluted	(0.37)					(0.45)

The accompanying notes are an integral part of this pro forma consolidated financial statement.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(1)

Reflects the Company’s historical consolidated statement of operations for the year ended December 31, 2021. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Form 10-K

(2)

Amounts represent the incremental impact of rental revenue of the Key Logistics Portfolio based on the historical operations of the properties in the portfolio for the periods prior to acquisition. The incremental rental revenue is determined based on the respective property’s historical rental revenue and the purchase accounting entries and includes the incremental base rent adjustments calculated based on the terms of the acquired lease, presented on a straight-line basis. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $0.8 million for the year ended December 31, 2021.

(3)

The table below sets forth the incremental impact of rental expense of the Key Logistics Portfolio based on the historical operations of the properties in the portfolio for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the respective property’s historical operating expenses, insurance expense, and property management fees.

	For the Year Ended December 31, 2021
	Incremental	Incremental
(in thousands)	Rental Expense	Real Estate Taxes
Key Logistics Portfolio	$2,531	$4,287

(4)

Amount represents the incremental impact of rental revenue of the Key Logistics Portfolio, which includes the adjustments to reflect rents at market, as determined in purchase accounting, that consists of below-market lease assets and liabilities, which are amortized over the remaining lease term.

(5)

Amount represents the incremental depreciation and amortization expense of the Key Logistics Portfolio. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 40 years, commencing when the building is complete and ready for its intended use, and the amounts allocated to intangible in-place lease assets are amortized on a straight-line basis over the lease term.

(6)

Amount represents the fixed component of the advisory fee that was payable monthly to the Company’s advisor for the year ended December 31, 2021 for asset management services provided to the Company. The fixed component of the advisory fee consists of a monthly fee of one-twelfth of 1.25% of the aggregate NAV and the consideration received by the Company or its affiliates for selling interests in properties that are part of the Company’s Delaware statutory trust exchange program to third party investors. Prior to February 16, 2021, the fixed component of the advisory fee consisted of a monthly fee of one-twelfth of 0.80% of the aggregate cost of real property assets located in the U.S. within the Company’s portfolio. Amount was calculated as though the Key Logistics Portfolio had been managed by the Company’s advisor since January 1, 2021.

(7)

Amount represents the incremental interest expense related to the borrowings under the Company’s corporate line of credit, term loan and mortgage note incurred in conjunction with the real estate property acquisition. The incremental interest expense is calculated based on the actual terms of the respective financing agreement as if these financings were outstanding as of January 1, 2021.

	Weighted-Average	Amount		For the Year Ended
(in thousands)	Interest Rate	Financed		December 31, 2021
Key Logistics Portfolio	1.60%	$577,250	(a)	$4,609

(a)

Amount was borrowed under the Company’s corporate line of credit, its $600.0 million term loan, and its $209.3 million mortgage note. The incremental interest expense was calculated using the interest rate in effect as of December 31, 2021.

(8)

The pro forma weighted-average shares of common stock outstanding for the year ended December 31, 2021 were calculated to reflect all shares sold through December 31, 2021 as if they had been issued on January 1, 2021.